                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY

       Each of the undersigned does hereby appoint CELIA A. COLBERT and MARY M. McDONALD, and each of them severally, to be his or her true and lawful attorney or attorneys to execute on behalf of the undersigned (whether on behalf of Merck & Co., Inc., or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) any Registration Statements in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Merck & Co., Inc. which may be issued pursuant the plans and the plan interests covered by this Registration Statement, including amendments thereto and all other documents in connection therewith.

       IN WITNESS WHEREOF, this instrument has been duly executed as of the 28th day of November, 1995.

                                       MERCK & CO., INC.



                                       By  /s/ Raymond V. Gilmartin
                                         ---------------------------------------
                                           Raymond V. Gilmartin
                                           Chairman of the Board,
                                           President and Chief Executive
                                           Officer (Principal Executive Officer;
                                           Director)





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

  /s/ Judy C. Lewent           Senior Vice President and Chief Financial Officer
--------------------------     (Principal Financial Officer)
  Judy C. Lewent

  /s/ Peter E. Nugent          Vice President, Controller
--------------------------     (Principal Accounting Officer)
  Peter E. Nugent


                                    DIRECTORS

  /s/ H. Brewster Atwater, Jr                 /s/ Lloyd C. Elam
-------------------------------             -------------------------------
  H. Brewster Atwater, Jr.                    Lloyd C. Elam

  /s/ Derek Birkin                            /s/ Charles E. Exeley, Jr.
-------------------------------             -------------------------------
  Derek Birkin                                Charles E. Exley, Jr.

  /s/ Lawrence A. Bossidy                     /s/ William N. Kelley
-------------------------------             -------------------------------
  Lawrence A. Bossidy                         William N. Kelley

  /s/ William G. Bowen                        /s/ Samuel O. Thier
-------------------------------             -------------------------------
  William G. Bowen                            Samuel O. Thier

  /s/ Johnnetta B. Cole                       /s/ Dennis Weatherstone
-------------------------------             -------------------------------
  Johnnetta B. Cole                           Dennis Weatherstone

  /s/ Carolyne K. Davis
-------------------------------
  Carolyne K. Davis


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



                        CERTIFIED RESOLUTION OF BOARD OF
                                   DIRECTORS

       I, Dolores O. Rosinski, Senior Assistant Secretary of Merck & Co., Inc., a Corporation duly organized and existing under the laws of the State of New Jersey, do hereby certify that the following is a true copy of a resolution adopted on October 24, 1995, at a meeting of the Directors of said Corporation held in Whitehouse Station, New Jersey, duly called in accordance with the provisions of the By-Laws of said Corporation, and at which a quorum of Directors was present:

               "RESOLVED, that the proper officers of Merck & Co., Inc. (the "Company") are hereby authorized and directed on behalf of the Company to prepare, execute and file with the Securities and Exchange Commission (the "SEC") Registration Statements and any and all amendments thereto, and any and all exhibits and other documents relating thereto or required by law or regulation in connection therewith, for the registration under the Securities Act of 1933 of the shares of Common Stock of the Company which may be purchased under the 1996 Incentive Stock Plan, the Non-Employee Directors Stock Option Plan and the Merck Employees Federal Credit Union Stock Option Plan and the interests in the plans covered by the USHH Incentive Plan and the Astra Merck Inc. Employee Savings and Security Plan (the "Plans");

               RESOLVED, that Celia A. Colbert is hereby appointed and designated the person duly authorized to receive communication and notices from the SEC with respect to such Registration Statements or any amendments thereto and as agent for service of process;

               RESOLVED, that each officer, director or employee of the Company who may be required to execute such Registration Statements or any amendments thereto (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or on behalf of the Plans, or otherwise), is hereby authorized to execute a power of attorney appointing Celia A. Colbert and Mary M. McDonald, and each of them severally, his or her true and lawful attorney or attorneys to execute in his or her name, place and stead (in any such capacity) such Registration Statements and any and all amendments thereto and any and all exhibits and other documents necessary or incidental in connection therewith, and to file the same with the SEC, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of said officers, directors and employees, or any of them, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer, director or employee might or could do in person;

               RESOLVED, that the proper officers of the Company are hereby authorized and directed to arrange with the New York Stock Exchange and the Philadelphia Stock Exchange for the listing of the additional shares of the Common Stock of the Company to be issued in connection with the Plans; and

               RESOLVED, that the proper officers of the Company, with the advice of counsel, are hereby authorized to take any action and to execute and deliver any letters, documents, agreements or other instruments as they deem necessary, appropriate or desirable to carry out the purposes and intents of this Special Resolution."

       IN WITNESS WHEREOF, I have hereunto subscribed my signature and affixed the seal of the Corporation this 28th day of November, 1995.



[Corporate Seal]

                                        /s/ Dolores A. Rosinski
                                     --------------------------------------
                                        Senior Assistant Secretary





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